                                                                    EXHIBIT 10.5


                                  MULTI-DRAW
                           CONVERTIBLE SECURED NOTE
                           ------------------------

$635,000.00                                                    February 12, 1998

     FOR VALUE RECEIVED, Bison Valve, L.L.C., an Illinois limited liability company (the "Company"), promises to pay to the order of Blue Rhino Corporation, a Delaware corporation ("Blue Rhino"), at such place as Blue Rhino may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Hundred Thirty-Five Thousand and 00/lOOths Dollars ($635,000.00) (the "Principal") (also referred to herein as the "Loan"), in accordance with the repayment provisions set forth below, plus interest (calculated on the basis of a 360-day year), in accordance with the interest payment provisions set forth below.

     This Multi-Draw Convertible Secured Note (the "Note") evidences the Loan made hereunder, and is secured by a collateral assignment of the Company's rights under a certain License Agreement of even date (the "Security Agreement").

     1. Interest & Additional Principal. Interest shall accrue daily, commencing as of the date of this Note, on the aggregate outstanding Principal due under the Note at a per annum rate equal to nine and one-half percent (9.5%). Interest on the outstanding Principal shall accrue from the date of this Note through the fourth (4th) anniversary of the Note, at which time such accrued interest shall convert into additional principal ("Additional Principal") which shall be amortized over a twenty-four (24) month period. Interest thereafter on the aggregate of the Principal and the Additional Principal for the next two (2) years shall be paid monthly on the first day of each month beginning with the first day of the first month following the fourth (4th) anniversary of this Note. Interest on the Principal and Additional Principal shall accrue daily at a per annum rate equal to nine and one-half percent (9.5%). Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     2. Disbursement & Repayment. disbursements of the Principal under this Promissory Note shall be made as follows: (i) $635,000 to be disbursed on the date of this Note. All disbursements of the Principal made under this Promissory Note shall be amortized over a twenty-four (24) month period. Payment of the Principal and Additional Principal shall be made in twenty-four (24) equal monthly payments beginning on the first day of the first month following the fourth (4th) anniversary of the Note, and on the first (1st) day of each month thereafter. Final payment of all outstanding Principal,


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Additional Principal and interest due and payable under this Note shall be due on the first day of the seventy-second (72nd) month following the date of this Note.

     3. Default Rate. Any principal payments due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

     4. Prepayment. Principal under this Note may be prepaid after thirty (30) days written notice from the Company to Blue Rhino. Interest under this Note may be prepaid without notice at any time. All payments made hereunder shall be applied first to interest and then to outstanding principal.

     5. Payment on Holiday. If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding business day.

     6. Waiver of Demand and Presentment. Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

     7. Conversion. The holder of this Note shall have the right, at such holder's Option, to convert, subject to the terms, conditions and provisions of this Note, the outstanding Principal and any Additional Principal due under this Note, or any portion thereof, into units of common membership interest (the "Units") at the price of (a) $1,000.00 ("Conversion Price") per unit at any time, on demand. In the event any or all of the Principal or Additional Principal due this Note is to be converted, the holder shall surrender this Note to the Company at any time during usual business hours together with written notice (hereinafter referred to as "Conversion Notice") that the holder elects to convert this Note into Units in accordance with the provisions of this Note and the Loan Agreement, and specifying the name or names in which the Units to be issued upon such conversion shall be registered, together with the addresses and social security numbers, in the case of natural persons, or federal employer identification numbers, in the case of entities, of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing and the persons in whose names the Units are to be issued.

     In the event this Note is to be converted in part only, the Company shall, upon surrender of this Note, execute and deliver to the holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note. The Conversion Price and the number of Units (or other securities or property) to be issued upon the conversion of the amounts due under this Note shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Note. The Company shall be under no obligation to convert this
Note if the issuance of Units with respect thereto would violate any state or federal securities laws. The holder shall, as a condition of any conversion, make its own investigation into the financial condition of the Company and shall jointly and severally represent and warrant with the persons to whom the Units are to be issued (the "Transferee") that: (a) the Units that the Transferee acquires are acquired for investment purposes, and not for resale, (b) the Transferee can bear the economic risk of his, her or its investment in the Units for an indefinite period of time, (c) that the Transferee's experience and training in financial affairs is sufficient for the Transferee to evaluate the risks of investing in and holding the Units, (d) the Transferee understands and has agreed that there is then no public market for the Units and the Company is not under any obligation to facilitate a public market, and (e) the Units may not be transferred or sold without registration (with which the Company has no obligation to participate or permit) or the availability of an exemption from the registration requirements of applicable securities laws. The Units will include an appropriate legend with restrictions on transfer contained in the Company's certificate of incorporation and operating agreement which restrictions shall include, among other requirements, the ability of the Company to require an opinion of counsel that a proposed transfer does not violate applicable state or federal securities laws prior to permitting any transfer.

     a. Conversion Price.

          i. Conversion Price. The "Conversion Price" shall be $1,000.00 per Unit. In order to prevent dilution of the conversion rights granted pursuant to this Note the Conversion Price will be subject to adjustment from time to time will be pursuant to this Section 7. For purposes of this Section 7(a), the Company shall be deemed to have issued, sold Units or granted a membership interest in the Company as set forth in Section 7(b) below.

          ii. Adjustment for Dilutive Events. If and whenever on or after the date of this Note, the Company issues, sells grants a membership interest in, or in accordance with Section 7(b) below is deemed to have issued, sold or granted a membership in, the Company for consideration per Unit less than the Conversion Price (the "Diluted Share Price") in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then any conversion after the occurrence of any such Dilutive Event shall be at a Conversion Price reduced so that the Conversion Price in effect for conversions following the Dilutive Event will equal the Diluted Share Price provided, however, that if the Company shall have, at least fifteen days (15) prior to the Dilutive Event, offered to the holder the opportunity to add to this Note the option to purchase a proportionate share of the units proposed to be issued or sold in the Dilutive Event (the "Dilutive Units") and the holder shall have declined or failed to respond to such proposed sale, the Conversion Price shall not change. If the holder exercises the opportunity to add to this note the option to purchase the Dilutive Units within such fifteen day period, then, on the day of the closing of the proposed sale of such units the holder shall loan to the Company an amount equal to the proposed purchase price of such Dilutive Units pursuant to the terms of this note which shall become additional Principal of this note, subject to all of the terms of this note, and the conversion option shall include the Dilutive Units at the proposed purchase price therefor. The proportionate share of any Units proposed to be issued shall be determined by multiplying the number of Units proposed to be issued by the quotient of the Units that would be issued to the holder if all then outstanding Principal was converted at the then applicable conversion price (the "Option Units") divided by the sum of the number of Units outstanding immediately prior to such issuance plus the Option Units. As used in this
Section 7(a) and in Section 7(b) below, the term "Units" shall include Unit Equivalents.

     b. Issuance and Sale of Units. For purposes of determining the adjusted Conversion Price pursuant to Section 7(a) above the following events shall be deemed to be an issuance and sale of Units by the Company:

          i. Issuance of Rights or Options. If (i) the Company in any manner hereafter grants any rights or Options to subscribe for or to purchase Units or any securities convertible into or exchangeable for Units or any other membership interest in the Company (such rights or Options referred to herein as "Options" and such convertible or exchangeable stock or securities referred to herein as "Convertible Securities") and (ii) the Price Per Unit of the Units issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options then the Units issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Company for such Price Per Unit. For the purposes of this Section 7(b)(i) the "Price Per Unit" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(ii) the total maximum number of Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Units is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          ii. Issuance of Convertible Securities. If (i) the Company in any manner issues or sells any Convertible Securities and (ii) the Price Per Unit of Units issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale then the Units issuable upon the conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Company for such Price Per Unit. For the purposes of this Section 7(b)(ii), the "Price Per Unit" will be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Units issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Units is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Conversion Price had been or are to be made pursuant to
Section 7(b)(i) above, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

          iii. Change in Option Price or Conversion Rate. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Units, then the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to Blue Rhino.

          iv. Calculation of Consideration Received. If any Units, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Unit, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Company therefor. In case any Units, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non-cash portion of the Price Per Unit, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Company; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Company will be the Market Price thereof as of the date of receipt. If any Units, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving Company as is attributable to such Units, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Company and Blue Rhino. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Company and Blue Rhino.

          v. Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          vi. Record Date. If the Company takes a record of the holders of Units for the purpose of entitling them (i) to receive a dividend or other distribution payable in Units, Options or in Convertible Securities or (ii) to subscribe for or purchase Units, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Units deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     c. Subdivision or Combination of Units. If the Company at any time subdivides one or more classes of its outstanding Units into a greater number of Units, or decreases the percentage interest attributable to any Unit, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines one or more classes of its outstanding Units into a smaller number of Units or increases the percentage interest attributable to the Units, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

     d. Organic Change. Prior to the consummation of any Organic Change, the Company will make appropriate provisions (in form and substance satisfactory to Blue Rhino) to insure that the holder of this Note will thereafter have the right to acquire and receive, in lieu of or in addition to the Units immediately theretofore acquirable and receivable upon the conversion of this Note, such shares of stock, membership interests, partnership interests, securities or assets as such holder would have received in connection with such Organic Change if the holder had converted the entire principal balance of this Note immediately prior to such Organic Change. In any such case, the Company will make appropriate provisions (in form and substance satisfactory to Blue Rhino) to insure that the provisions of this Section 7(d) will thereafter be applicable to this Note (including, an immediate adjustment of the Conversion Price to the value for the Units reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Units acquirable and receivable upon conversion of this Note, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change, unless prior to the consummation thereof, the successor Company resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to Blue Rhino), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

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    e. Certain Limitations. Notwithstanding anything to the contrary contained in this Note: (a) the total percentage of the Company's Units issued pursuant to the Conversion Option shall not exceed sixty-five percent (65%) of the Company's Units at the time that the Conversion Option is exercised, (b) the Conversion Option may only be exercised once and shall terminate as to any Units subject to the Conversion Option but not acquired upon its exercise or in the following year pursuant to this paragraph, (c) the Conversion Option shall expire upon acceleration of the obligations evidenced by this Note pursuant to Section 10 hereof, and (d) in the event that the Conversion Units to be issued upon exercise of the Conversion Option would, if issued all in one year, cause a termination of the Company for tax purposes the Company may reserve and issue on the first business day of the next year the number of units the issuance of which would have caused the termination for tax purposes if issued in the year of the exercise of the Conversion Option. The Company shall remain indebted pursuant to the terms of this Note for all Principal, Additional Principal and interest not applied to the purchase of Units upon exercise of the Conversion Option.

     All other terms of this Note shall remain in full force and effect following such an Organic Change. The provisions of this Section 7(d) shall similarly apply to successive Organic Changes.

     f. Notices.

          i. Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to the holder of this Note specifying the Conversion Price in effect thereafter with respect to the particular holder.

          ii. The Company shall give written notice to the holder of this Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Organic Change, change of control, change in ownership, fundamental change or other reorganization, dissolution or liquidation. The Company shall also give written notice to the holder of this Note at least twenty (20) days prior to the date on which any Organic Change, change of control, change in ownership, fundamental change or other reorganization, dissolution or liquidation shall occur.

     g. Certain other Events. The Company will not, by amendment of its certificate of in Company or through any reorganization, transfer of assets, consolidation, merger, dissolution, issues or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Blue Rhino from dilution or other impairment. If any event occurs as to which the foregoing provisions of this Section 7 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the conversion rights of this Note in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make such adjustments in the application of such provisions,

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in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors of the Company, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of Units subject to purchase upon conversion of this Note.

     h. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 7, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally admit the holder of this Note as a member of the Company with all rights and privileges of a member of the Company pursuant to the limited liability company agreement of the Company upon conversion of any amount owning under this Note.

     i. Partial Conversion. Conversion of any portion of the principal balance of this Note shall not relieve the Company of its obligation to pay any accrued but unpaid interest on the portion of the principal balance of this Note so converted. To the extent that any portion of this Note is not converted into Units, such portion shall remain a secured debt of the Company payable in accordance with the terms of this Note and the Loan Agreement.

     8. Security. The obligations of the Company hereunder are secured by the Security Agreement between the Company and Blue Rhino of even date herewith and all other security agreements which may be made by or security interests in property granted by the Company to Blue Rhino from time to time hereafter.

     9. Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") by the Company: (a) if the Company fails to make any payment hereunder when due and fails to cure such non payment within ten (10) days of notice of such non payment; (b) the Company fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note or in the Security Agreement or any other agreement or instrument securing the obligations evidenced by this Note, which is required to be performed, kept or observed by the Company and such failure continues for more than thirty days after notice thereof; (c) if any of the Company's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession any receiver, trustee, custodian or assignee for the benefit of creditors and such attachment, levy, writ or possession is not terminated within sixty (60) days of the commencement thereof; (d) if a petition under the Bankruptcy Reform Act of 1978 or any similar law or regulation shall be filed by or against the Company or if the Company shall make an assignment for the benefit of his creditors or if any case or proceeding is filed by or against the Company for its dissolution or liquidation, or if the Company is enjoined, restrained or in any way prevented by court order or otherwise from conducting all or a material part of his or its business affairs and such petition, assignment, case, proceeding or order is not dismissed, terminated or vacated within sixty (60) days of

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the commencement or entry thereof; (e) the dissolution of the Company; and (f)
the failure of the Company within thirty (30) days of a request therefore by the holder to elect nominees of the holder who constitute up to two-fifths (2/5) of the Board of Directors of the holder or the removal without consent of the holder of any directors so elected and (g) the failure of the Company to refrain from the following actions without the affirmative vote of a director nominated by the holder: (i) the sale, assignment or transfer of all or substantially all of the assets of the Company, (ii) default under the License Agreement of even date, (iii) the guarantee of the indebtedness of any third party, (iv) the merger or consolidation with any third person or entity, (v) the purchase of the equity securities of any third party or debt of any third party, other than commercial paper issued by parties who are not affiliates of the Company, short term obligations of governmental units of the United States or any state and deposit accounts or certificates of deposit with any commercial bank insured by the Federal Deposit Insurance Company, (vi) admission of any person as a member of the Company other than the purchasers of Dilutive Units that the holder elects not to include the Conversion Option and other units issued as a part of the offering of Dilutive Units and purchasers of units at a price in excess of the Conversion Price, (vii) the entry into a transaction with an affiliate of any member of the Company except transactions that are upon fair and reasonable terms at least as favorable to the Company as comparable transactions between unrelated parties, (viii) the payment of bonuses to any employee during the continuance of an Event of Default or after notice of a Default that remains uncured, (ix) any change in the number of directors of the Company, (x) amendment or alteration of the terms of the Company's LLC Operating Agreement,
(xi) issue any additional Units or admit any new members, or (xii) violation of any of the affirmative covenants contained in Section 16 of this Note.

     10. Remedies Upon Default. Upon any Event of Default under this Note, the holder of this Note may, upon written notice to the Company, declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law. In addition upon the occurrence of a Default, unless and until cured within the applicable cure period, the holder may refuse to make further disbursements hereunder.

     If there is any Default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Illinois or any state in which any Collateral is situated.

     The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note, (v) justifiably or otherwise, encumber any of the Collateral or suspend the right to enforce against any such Collateral, and
(vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

     11. GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     12. Maximum Interest. Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Blue Rhino nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Blue Rhino or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Blue Rhino or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly.

     13. FORUM. THE COMPANY AND HOLDER IRREVOCABLY AGREE THAT ALL LEGAL ACTIONS OR PROCEEDINGS IN ANY MANNER OR RESPECT ARISING OUT OF OR RELATED TO THIS PROMISSORY NOTE OR THE LOAN AGREEMENT, ANY AGREEMENTS OR DOCUMENTS DELIVERED TO BLUE RHINO IN CONNECTION HEREWITH OR THEREWITH, OR THE COLLATERAL SHALL BE BROUGHT AND LITIGATED ONLY IN COURTS HAVING SITUS WITHIN LAKE COUNTY ILLINOIS.

     14. Headings. The section headings and numbers are for convenience of reference only, do not constitute a part of this Note and will not be deemed to limit or otherwise affect any of the provisions hereof. References to sections, unless otherwise indicated are references to sections hereof.

     15. Notices. Except as otherwise provided in this Note, all notices requests, consents, and other communications required or permitted under this Note shall be in writing and signed by the party giving notice, and shall be deemed to have been given when hand-delivered by personal delivery, or by Federal Express or similar courier service or three (3) business days after being deposited in the United States mail, registered or certified mail, with postage prepaid, return receipt requested, addressed to the holder at the address provided in the books of the Company for the payment of interest or addressed to the Company c/o Bison Valve, L.L.C., 782 Church Road, Elgin, Illinois 60123, Attention: President, or to such other address as either party may designate for himself or itself by notice given to the other party from time to time in accordance with the provisions of this Note.

     16. Affirmative Covenants. The Company shall, until the Principal, Additional Principal and interest under this Note have been paid or converted pursuant to the Conversion Option:

         (a) Prepare and keep books of account in accordance with generally accepted accounting principles, consistently applied;

         (b) Deliver to the holder within 120 days following the end of each fiscal year of the Company financial statements including a balance sheet and income statement, audited by certified public accountants selected by the Company and reasonably approved by the holder or, if the holder fails to approve three selections of certified public accountants, one of the eight largest firms of certified public accountants in the United States, as the Company may select;

         (c) Deliver to the holder within 45 days following the end of each calendar month a balance sheet as of the last day or last business day of such month and an income statement for such month, unaudited, and certified by an employee of the Company to have been prepared in accordance with generally accepted accounting principles, consistently applied without the notes or adjustments that would accompany an year end audited balance sheet and income statement; and

         (d) Not favor any customer over Blue Rhino Corporation and its authorized distributors in pricing and delivery of OPD Valves, as that term is used in the License Agreement.

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

IN WITNESS WHEREOF, the undersigned has caused this Convertible Secured Note to be executed as of the day and year first written above.

                                           BISON VALVE, L.L.C.

                                           By /s/ Michael Waters
                                              -------------------------------
                                              Its Chairman & CEO
                                                  ---------------------------

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